Exhibit 10.23
EXECUTION COPY
GLOBAL MONITORING SYSTEMS, INC.
STOCKHOLDERS AGREEMENT
          THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of December 22, 2005, by and among GLOBAL MONITORING SYSTEMS, INC., a Delaware corporation (the “Corporation”), AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (together with its transferees, “ACAS” and together with each of the persons who execute this Agreement as a stockholder, warrant holder or option holder of the Corporation, each a “Stockholder” and collectively, the “Stockholders”).
WITNESSETH:
          WHEREAS, the Corporation is presently authorized to issue 3,200,000 shares of Common Stock, par value $0.001 per share, consisting of Class A Voting Common Stock and Class B Non-Voting Common Stock (“Common Stock”), and 1,500,000 shares of Series A Redeemable Paid-in-Kind Preferred Stock, par value $0.001 per share, consisting of Series A-1 Convertible Participating Preferred Stock and Series A-2 Convertible Participating Preferred Stock (“Preferred Stock”);
          WHEREAS, the Stockholders have received shares of Common Stock, Preferred Stock and warrants to purchase shares of Common Stock (“Warrants”) pursuant to the Master Restructuring Agreement and Plan of Merger (as hereinafter defined) and the capitalization of the Corporation is set forth on Schedule A hereto; and
          WHEREAS, the Stockholders and the Corporation desire to enter into this Agreement for the purposes, among others, of (i) assuring continuity in the management and ownership of the Corporation and (ii) limiting the manner and terms by which the Corporation Securities (as hereinafter defined) may be transferred.
          NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, and of the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt whereof each to the other is hereby acknowledged, the parties for themselves, their heirs, executors, administrators, successors and assigns, do hereby covenant and agree as follows:

ARTICLE 1
CERTAIN DEFINED TERMS
          As used in this Agreement, the following additional terms, not defined elsewhere, have the meanings herein specified:
          “ACAS” shall have the meaning ascribed thereto in the Recitals.
          “ACAS Limited Sale Notice” shall have the meaning set forth in Section 3.5(a).
          “ACAS Sale Notice” shall have the meaning set forth in Section 3.5(b).
          “ACFS” shall have the meaning set forth in Section 10.1.
          “Affiliate” shall mean a Person that is controlled by, that controls or that is under common control with a particular Person and shall specifically include any present or former officer, director or employee of a particular Person.
          “Board of Directors” shall mean the board of directors of the Corporation.
          “Bona Fide Offer” shall mean a bona fide, firmly committed offer for the Transfer. of Corporation Securities owned by a Selling Stockholder to a transferee which
               (i) is not a competitor of or an investor in a competitor of the Corporation or any of its Subsidiaries; and
               (ii) has the financial resources to complete the purchase and meet other capital requirements that might be sought of stockholders.
          “Bona Fide Offeror” shall mean any Person or other entity who has made a Bona Fide Offer to a Selling Stockholder in accordance with Article 3.
          “Business Day” shall mean any day of the year on which national banking institutions in Bethesda, Maryland are open to the public for conducting business and are not required or authorized to close.
          “Cause” shall mean, with respect to any Employee Stockholder, the definition of “Cause” provided in any employment agreement between the Employee Stockholder and the Corporation or any Subsidiary or, if there is no such provision, that an Employee Stockholder:
               (i) has committed or engaged in an act of fraud, embezzlement, sexual harassment, dishonesty or theft in connection with his or her duties for the Corporation or any Subsidiary;

               (ii) has breached or defaulted under his or her agreements or obligations under his or her employment agreement or his or her confidentiality, non-competition and intellectual property agreement or any similar agreements with the Corporation or any Subsidiary;
               (iii) is convicted of, or enters a plea of nolo contendre with respect to, an act of criminal misconduct; or
               (iv) has engaged in an act of incompetence, gross negligence or willful failure to perform his or her duties or responsibilities (such determination is to be made in writing by a majority of the Board of Directors of the Corporation or any Subsidiary).
Notwithstanding the foregoing, in the event that the Corporation or any Subsidiary provides notice of termination for Cause in reliance upon the circumstances contained in (iv) above, Employee Stockholder shall have the opportunity to cure such circumstances within two (2) Business Days. of receipt of such notice.
          “Commission” shall mean the Securities and Exchange Commission or any successor agency of the federal government serving a similar function.
          “Common Stock” shall have the meaning ascribed to such term in the Recitals hereto.
          “Competitive Acts” shall mean, with respect to any Employee Stockholder, any of the actions described in Exhibit A hereto; provided, that to the extent an Employee Stockholder is subject to an effective employment, non-compete, confidentiality or similar agreement with the Corporation or any Subsidiary containing confidentiality, non-compete or non-solicitation provisions which are less restrictive than the provisions described in Exhibit A hereto, the less restrictive provisions of such other agreement shall be deemed to apply in lieu of the provisions set forth on Exhibit A hereto; provided, further, that all other provisions of Exhibit A shall continue to apply to each Employee Stockholder.
          “Corporation Securities” shall mean, collectively, Common Stock, Preferred Stock, Warrants, including any securities issuable upon exercise of Warrants, or other options, warrants or other securities issued from time to time by the Corporation.
          “Debt Instrument” shall mean any loan agreement, credit agreement, promissory note, note purchase agreement, capital lease, guarantee or other agreement or instrument of indebtedness of the Corporation or any Subsidiary or the terms and conditions of any preferred stock or other securities issued by the Corporation or any Subsidiary that are senior in priority to the Common Stock; but shall not include any trade indebtedness or accounts payable incurred by the Corporation or any Subsidiary in the ordinary course of business or any agreements regarding payment of the same; shall not include any indebtedness to Stockholders or former Stockholders of the Corporation or any Subsidiary with respect to purchase options or redemption rights set forth in this Agreement or otherwise; and shall not include any indebtedness to Stockholders or former Stockholders of the Corporation or any Subsidiary under any stock appreciation rights plan or similar plan.
          “Demand Registration” shall have the meaning set forth in Section 8.2.
          “Demanding Holder” shall have the meaning set forth in Section 8.2.
          “Disability” shall mean a physical or mental incapacity or disability which renders the Employee Stockholder substantially unable to render services to the Corporation or any Subsidiary for one hundred twenty (120) days in any twelve (12) month period.
          “Discounted Value” shall mean, with respect to any particular Corporation Securities, fifty percent (50%) of the lower of the then Fair Market Value or Original Cost of such Corporation Securities.
          “Dosimetry” shall mean Dosimetry Acquisitions (U.S.), Inc., a Delaware corporation.
          “Employee Stockholders” shall mean the employee stockholders set forth in Schedule A hereto, any employees of the Corporation or any Subsidiary who become a party to this Agreement, and their respective successors and permitted assigns.
          “Estate” shall mean and include the executors or administrators of a deceased Stockholder, and any and all Persons who may claim any interest in his property under such deceased Stockholder’s will or by virtue of any laws of descent and distribution.
          “Exempt Transfer” shall have the meaning ascribed to such term in Section 3.1 hereto.
          “Fair Market Value” shall mean the fair market value of a particular type of Corporation Securities, as determined in accordance with this definition. The Fair Market Value of a share of Common Stock or Preferred Stock will be equal to its value determined in connection with a Sale Transaction, and if not available, its Market Price, and if not available, its value as determined in good faith by the Board of Directors. The Fair Market Value of the Warrants shall be equal to the aggregate Fair Market Value of the shares of Common Stock for which such Warrants may then be exercised minus the exercise price to be paid in connection with such exercise. In the event there is a dispute between the Corporation and a Stockholder as to the Fair Market Value of a particular type of Corporation Securities and the amount in dispute is greater than $100,000, Fair Market Value shall be determined by an expert (the “Expert”) designated by the Corporation’s outside auditor from among investment banks or accounting firms of international standing, having an office in the City of New York, and not affiliated with ACAS or the Other Stockholders. The Expert shall be requested to use best efforts to furnish a report to the parties within thirty (30) calendar days of appointment. If the Expert determines that the Fair Market Value is at least 10% greater than the Fair Market Value determined in accordance with the second sentence of this definition, the costs of the Expert shall be borne by the Corporation. If the Expert determines that the Fair Market Value is not at least 10% greater than the Fair Market Value determined in accordance with the second sentence of this definition, the costs of the Expert shall be shared equally between the Corporation and the Stockholder or Stockholders disputing the calculation (and the Corporation is hereby authorized by any Stockholder to deduct from any payment due such holder by the Corporation such Stockholder’s share of such costs).
          “Financing Conveyance” shall mean a pledge or collateral assignment of a security to a third party lender to or financing source for (including any agents therefor) ACAS or any of its Affiliates, and any subsequent foreclosure, deed in lieu of foreclosure or similar event or transaction whereby such security is further sold, assigned or conveyed and any subsequent sale, assignment or conveyance of such security by or to any Person thereafter.
          “Fully Diluted Basis” shall mean the determination of the percentage ownership of a particular type of Corporation Securities based on the number of all outstanding securities of such type as if all securities eligible for conversion into or that are exercisable or exchangeable for such class of Corporation Securities had been converted or exercised (including Warrants, which shall be considered exercised for their maximum number of shares of the type of Corporation Securities for which they are exercisable, but excluding any shares of Common Stock that may be issued upon the exercise of options under the Option Plan or any similar plan if such options have not vested).
          “GDS” shall mean. Global Dosimetry Solutions, Inc. a Delaware corporation.
          “Good Reason” shall mean, with respect to any Employee Stockholder, the definition of “Good Reason” provided in any employment agreement between the Employee Stockholder and the Corporation or any Subsidiary or, if there is no such provision and in the absence of the written consent of Employee Stockholder:
               (i) a reduction in such Employee Stockholder’s base salary, a material reduction or discontinuance of any material incentive compensation plan or the taking of any action with the purpose of materially adversely affecting such Employee Stockholder’s participation in benefits under any fringe benefit provided to such Employee Stockholder (other than as part of an across the board reduction in salary applicable to all executives at the Corporation or any Subsidiary);
               (ii) a diminution in such Employee Stockholder’s title or position or a significant diminution in such Employee Stockholder’s authorities, duties or responsibilities set forth in such Employee Stockholder’s employment agreement with Corporation or any of its Subsidiaries (other than isolated actions not taken in bad faith and remedied by the applicable entity within thirty (30) days after written notice thereof is given by such Employee Stockholder), if applicable and provided therein;

               (iii) the requirement that such Employee Stockholder relocate in violation of such Employee Stockholder’s employment agreement with the Corporation or any of its Subsidiaries, if applicable and provided therein; or
               (iv) any failure by the Corporation or any Subsidiary to comply with any material provision of such Employee Stockholder’s employment agreement with the Corporation or any of its Subsidiaries, any stock option agreement or other material agreement between such Employee Stockholder and the Corporation or any Subsidiary (which such failure is not cured within thirty (30) after written notice thereof to the Corporation or Subsidiary).
          Notwithstanding the foregoing, in the event that such Employee Stockholder provides notice of termination of employment with the Corporation or any of its Subsidiaries for Good Reason in reliance upon any of the circumstances contained in this definition, the Corporation or such Subsidiary shall have the opportunity to cure such circumstances within sixty (60) days of receipt of such notice. If such Employee Stockholder does not deliver to the Corporation or Subsidiary a notice of termination within the sixty (60) day period after such Employee Stockholder has knowledge that an event constituting Good Reason has occurred, such event will no longer constitute Good Reason.
          “Incentive Stock” shall mean any shares of Common Stock acquired by Employee Stockholders pursuant to the Option Plan or under any other present or future incentive plan or program for employees or consultants to the Corporation or any of its Affiliates, whether through the exercise of stock options or warrants or as a result of the grant of restricted stock, including any shares of Common Stock issued as a result of such securities, whether by way of stock split, dividend or otherwise. Corporation Securities shall continue to be “Incentive Stock” while owned by an Employee Stockholder’s successors and permitted assigns. Shares of restricted stock shall become “Incentive Stock” when owned outright by an Employee Stockholder (i.e., when all vesting and other similar restrictions have lapsed).
          “IST” shall mean IST Acquisitions, Inc., a Delaware corporation.
          “Market Price” of any security shall mean the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of each day or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq Stock Market System as of 4:00 P.M., New York time or, if on any day such security is not quoted on the Nasdaq Stock Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of thirty (30) days consisting of the day immediately preceding the day as of which “Market Price” is being determined and the twenty-nine (29) consecutive days prior to such day.

          “Master Restructuring Agreement and Plan of Merger” shall mean the Master Restructuring Agreement and Plan of Merger, dated as of the date hereof; among the Corporation, GDS, Dosimetry, IST and the other parties thereto.
          “Maximum Redemption Amount” shall have the meaning ascribed thereto in Section 5.4.
          “Nasdaq Stock Market” shall mean The Nasdaq Stock Market, Inc.
          “Non-Compete Period” shall mean with respect to any Employee Stockholder, the non-competition period provided in any agreement between the Corporation or any Subsidiary and such Employee Stockholder or if there is no such agreement, three (3) years.
          “Offered Securities” shall mean the shares of Corporation Securities that a Selling Stockholder proposes to sell pursuant to a Sale Notice in accordance with Article 3.
          “Original Cost” shall mean, initially, $100.00 per share, in the case of Common Stock, $115.11 per share, in the case of Series A-1 Convertible Participating Preferred Stock, $103.60 per share, in the case of Series A-2 Convertible Participating Preferred Stock, and the applicable option or warrant exercise price, in the case of Corporation Securities which are options or warrants. Original Cost of any Corporation Securities issued or sold after the date hereof shall be the original purchase price thereof or, in the case of options or warrants, the exercise price.
          “Other Stockholders” shall mean, (a) in connection with any Transfer governed by Section 3.2, 3.3 and 3.4, the Stockholders who are parties hereto other than ACAS and the Selling Stockholder in respect of such Transfer and, (b) in all other cases, the Stockholders (including Employee Stockholders) who are parties hereto other than ACAS.
          “Option Plan” shall mean the Corporation’s 2006 Stock Plan, as the same may be amended from time to time.
          “Partial Termination” shall have the meaning set forth in Section 3.1.
          “Permitted. Transferee” shall mean (i) a Stockholder’s Estate and heirs, (ii) such other persons who may be so designated by the Board of Directors, (iii) any estate planning trust of a Stockholder provided that the grantor Stockholder is trustee of such trust or (iv) such other personal estate or tax planning vehicle or device of which the grantor Stockholder is a controlling Person with respect to the voting and the disposition of the Corporation Securities held thereby.
          “Person” shall mean any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock corporation, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

          “Pro Rata Share” shall have the meaning set forth in Section 3.3.
          “Promissory Note” shall mean a promissory note issued by the Corporation in favor of a Stockholder pursuant to Articles 5 or 6 (i) payable quarterly in level principal payments over a period not in excess of the lesser of (A) thirty (30) days after the latest maturity date of any outstanding Debt Instrument of the Corporation or any Subsidiary or (B) five (5) years; (ii) that bears interest at the greater of (A) a floating rate of two hundred (200) basis points over the “prime rate” in effect from time to time as reported under current practice under the heading “Money Rates” in The Wall Street Journal and if a range of rates is listed, the lowest such rate (and if The Wall Street Journal should discontinue such practice, such other indication of the “prime rate” as the Board of Directors shall reasonably determine) and (B) subject to any prohibition contained in any Debt Instrument, the highest rate of interest of any outstanding Debt Instrument; (iii) secured at least by the Corporation Securities that were the subject of the purchase for which the Promissory Note is given; and (iv) that is subordinated to any and all indebtedness for borrowed money of the Corporation or any Subsidiary (whether to ACAS, any Affiliate of ACAS or any other Person).
          “Public Sale” shall mean any sale pursuant to an underwritten registered public offering under the Securities Act or any sale pursuant to Rule 144 promulgated under the Securities Act.
          “Purchaser” shall mean any Stockholder who has elected to purchase Offered Securities in accordance with Section 3.3.
          “Put Notice” shall mean a written notice given to the Corporation pursuant to Section 5.1 by a holder of Incentive Stock of his or her election to have the Corporation redeem all or less than all of such holders’ Incentive Stock. The Put Notice shall set forth the number and type of Incentive Stock to be redeemed.
          “Registrable Securities” shall mean all shares of Common Stock owned by the Stockholders, including any Common Stock received or issuable as a result of the exercise of the Warrants or options to purchase Common Stock or as a result of splits, stock dividends or similar events. Any Registrable Securities will cease to be such when (i) a registration statement covering such Registrable Securities has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act or (iii) such Registrable Securities may be resold to the public without restriction under the Securities Act in accordance with Rule 144(k).
          “Registration Expenses” shall have the meaning ascribed to such term in Section 8.5 hereof.
          “Sale Notice” shall have the meaning set forth in Section 3.2.

          “Sale Transaction” shall mean a transaction or a series of related transactions involving (a) the sale of eighty percent (80%) or more of the assets (based on their fair market value) of the Corporation; (b) any consolidation, merger or recapitalization of the Corporation (i) in which the Corporation is not the continuing or surviving corporation or (ii) pursuant to which the Corporation’s voting stock would be converted into cash, securities and/or other property, in each case other than any such transaction in which holders of the Corporation’s voting stock immediately before the transaction, in the aggregate, have (or upon conversion, exercise or similar action would have) more than fifty percent (50%) of the voting power of all issued and outstanding securities of the surviving corporation after the transaction; (c) the liquidation or dissolution of the Corporation; or (d) any sale to a Person not Affiliated with a then current stockholder of voting stock representing more than fifty percent (50%) of the votes eligible to be cast by stockholders of the Corporation in the election of members of the Board of Directors.
          “Securities Act” shall mean the Securities Act of 1933, as amended.
          “Selling Stockholder” shall have the meaning set forth in Section 3.2.
          “Stockholders” shall have the meaning ascribed to such term in the Recitals hereto and any future stockholder of the Corporation who agrees to bind itself as a Stockholder hereto in accordance with this Agreement;
          “Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.
          “Transfer” shall mean, with respect to any Corporation Securities, any sale, assignment, transfer, alienation, conveyance, gift, bequest by will or under intestacy laws, pledge, lien, encumbrance or other disposition, with or without consideration and whether voluntarily or involuntarily by operation of law, of all or part of such Corporation Securities, or of any beneficial interest therein, now or hereafter owned by a Stockholder. Transfer shall not include the transfer, direct or indirect, of any interest in any Corporation Securities by ACAS or any successor or assignee of ACAS. “Transferred” shall have the correlative meaning.
          “Warrants” shall have the meaning ascribed to such term in the Recitals hereto.
ARTICLE 2
STOCKHOLDERS’ COVENANTS,
REPRESENTATIONS AND WARRANTIES
          Each of the Stockholders represents and warrants severally, to each of the other Stockholders and to the Corporation, that this Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, and the execution, delivery and performance of this Agreement by such Stockholder does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Stockholder is a party or any judgment, order or decree to which such Stockholder is subject.
ARTICLE 3
GENERAL RESTRICTIONS ON DISPOSITION OF SHARES
          3.1 Transfer of Securities. No Other Stockholder shall undertake a Transfer of Corporation Securities except pursuant to (i) a Public Sale, (ii) a Transfer to a Permitted Transferee that agrees to be bound by the terms hereof and that complies with the terms of this Agreement (each of (i) and (ii), an “Exempt Transfer”), (iii) in connection with a Bona Fide Offer in accordance with Sections 3.2, 3.3 and 3.4 or (iv) Articles 5 or 6 of this Agreement. In addition, no Stockholder other than ACAS may undertake a Transfer of any Corporation Securities (except to ACAS or the Other Stockholders pursuant to Section 3.3 or pursuant to an effective registration statement under the Securities Act) without first delivering to the Corporation an opinion of counsel (reasonably acceptable in form and substance to the Corporation) that no registration under the Securities Act is required in connection with such Transfer. The restrictions on the Transfer of Corporation Securities set forth in this Article 3 shall continue with respect to each share of Corporation Securities governed hereunder until the date on which the Corporation completes an initial public offering of the Corporation Securities under the Securities Act or completes a Sale Transaction in which the surviving corporation or its parent has a class of securities registered under the Securities Exchange Act of 1934, as amended (each, a “Partial Termination”).
          3.2 Notice of Proposed Sale of Corporation Securities. In advance of any proposed Transfer other than an Exempt Transfer, an Other Stockholder (the “Selling Stockholder”) will give written notice (the “Sale Notice”) to the Corporation, ACAS and the Other Stockholders that the Selling Stockholder believes it has a Bona Fide Offer that it desires to accept. The Sale Notice will disclose the number and type of shares of Corporation Securities to be sold, the identity of the Bona Fide Offeror and the terms and conditions of the proposed Transfer and that the Bona Fide Offeror to such Transfer has indicated in writing that it will execute and deliver a counterpart to this Agreement binding itself as a Stockholder to the terms hereof upon the consummation of such proposed Transfer.
          3.3 Right of First Refusal. If the Selling Stockholder delivers a Sale Notice pursuant to Section 3.2, such notice shall be deemed to constitute an offer by the Selling Stockholder to Transfer (in accordance with and subject to the provisions of this Section 3.3) all, but not less than all, of the Corporation Securities identified in the Sale Notice (the “Offered Securities”), at the price and upon the other terms and conditions described in the Sale Notice to ACAS and the Other Stockholders on at least a pro rata basis in accordance with the number of shares of Common Stock or Preferred Stock, as the case may be, owned by each of them in relation to the number of shares of Common Stock or Preferred Stock, as the case may be, owned by the Stockholders, other than the Selling Stockholder, on a Fully Diluted Basis (as to each of ACAS and the Other Stockholders, its “Pro Rata Share”).
          (a) Upon issuance of a Sale Notice, ACAS and each Other Stockholder may exercise its purchase rights under this Section 3.3 by delivering written notice to the Selling Stockholder and the Corporation stating the number of Offered Securities ACAS or such Other Stockholder desires to purchase within twenty (20) days after receipt of the Sale Notice. If either ACAS or any Other Stockholder fails to deliver a notice setting forth its election to purchase all or any portion of the Offered Securities within such twenty (20) day period, each such Stockholder shall be deemed irrevocably to have elected not to purchase the Offered Securities. If ACAS and the Other Stockholders elect to purchase an aggregate number of Offered Securities greater than the total number of Offered Securities, each of ACAS and such Other Stockholders shall be entitled to purchase (i) its Pro Rata Share of the type of Offered Securities (i.e. Common Stock and its equivalents or Preferred Stock) plus, (ii) as to those Other Stockholders and, if applicable, ACAS, that have elected to purchase a number of Offered Securities greater than their respective Pro Rata Shares (determined as aforesaid), the amount so elected for purchase allocated among such Stockholders based on their respective Pro Rata Shares (determined as aforesaid) up to the number of Offered Securities elected to be purchased by each such Stockholder.
          (b) If ACAS and the Other Stockholders (as applicable, the “Purchaser”) have together elected to purchase all of the Offered Securities, then the Selling Stockholder shall sell such Offered Securities to the Purchaser, and the Purchaser shall acquire such Offered Securities from the Selling Stockholder, at the price and on the other terms described in the Sale Notice. The consummation of the Transfer shall take place at 10:00 a.m. local time at the offices of the Corporation, on the earlier of (i) the date specified for the proposed Transfer in the notice from the applicable Purchaser accepting the offer set forth in the Sale Notice, or (ii) the closing date specified by the Selling Stockholder in the Sale Notice, at which time the Purchaser shall deliver the appropriate consideration, and the Selling Stockholder shall deliver certificates representing the Offered Securities to be sold, free and clear of any and all liens, claims and encumbrances whatsoever (except those imposed by this Agreement and federal and any applicable state securities laws generally), together with such other instruments and documents of transfer as the Purchaser shall reasonably request.
          (c) If ACAS and the Other Stockholders do not purchase all of the Offered Securities, then the Selling Stockholder may Transfer the Offered Securities in accordance with the Bona Fide Offer to the Bona Fide Offeror within fifteen (15) Business Days of the expiration of the twenty (20) day period specified in Section 3.3(a) above, provided, however, that such Transfer may be made at any earlier date selected by the Selling Stockholder, after the Selling Stockholder shall have received written notice from ACAS and all of the Other Stockholders that ACAS and such Other Stockholders have elected not to purchase all of the Offered Securities. Upon a Transfer by the Selling Stockholder of the Offered Securities to the Bona Fide Offeror, the Bona Fide Offeror shall execute and deliver a counterpart to this Agreement binding itself as a Stockholder to the terms hereof.

          (d) Promptly after any Transfer of Offered Securities pursuant to this Section 3.3, the Selling Stockholder shall notify the Corporation of the consummation thereof and shall promptly furnish such evidence of the completion (including date of completion) of such Transfer and such other information regarding such Transfer as the Corporation may reasonably request.
          3.4 Co-Sale Right of ACAS. ACAS may elect to participate in the contemplated Transfer by a Selling Stockholder as may be specified in a Sale Notice pursuant to Section 3.2 above by delivering written notice to the Selling Stockholder and the Corporation within twenty (20) days after ACAS has been given the Sale Notice. If ACAS has elected to participate in such Transfer, ACAS will be entitled to sell in the contemplated Transfer, at the same price and on the same terms as the Selling Stockholder is Transferring Corporation Securities, a number and type of shares of Corporation Securities equal to the product of (i) the quotient determined by dividing the percentage of the Corporation Securities of such type held by ACAS (on a Fully Diluted Basis) by the aggregate percentage of the Corporation Securities of such type owned by the Selling Stockholder and ACAS (on a Fully Diluted Basis) and (ii) the number of shares of Common Stock to be Transferred in the contemplated transaction.
For example, if the Sale Notice contemplated a Transfer of 100 shares of Common Stock, and if the Selling Stockholder was at such time the owner of 30% of the Common Stock (on a Fully Diluted Basis) and if ACAS elected to participate and ACAS owned 20% of the Common Stock (on a Fully Diluted Basis), the Selling Stockholder would be entitled to sell 60 shares (30% ÷ 50% x 100 shares) and ACAS would be entitled to sell 40 shares (20% ÷ 50% x 100 shares).
The Selling Stockholder will use reasonable commercial efforts to obtain the agreement of the prospective transferee(s) to the participation of ACAS in the contemplated Transfer and will not Transfer any Corporation Securities to the prospective transferee(s) if such transferee(s) refuses to allow the participation of ACAS. In connection with any such sale of Common Stock, ACAS may elect to exercise the Warrants and participate in such sale as a holder of Common Stock or, in lieu of such exercise, to receive in exchange for such Warrants, the excess of the consideration per share of Common Stock receivable in such sale over the exercise price per share under the Warrants.
          3.5 Tag-Along Rights.
          (a) In the event that ACAS elects to sell or have redeemed less than fifty percent (50%) of its holdings of any Corporation Securities (determined on a Fully Diluted Basis) in one transaction or a series of related transactions, it shall provide written notice (an “ACAS Limited Sale Notice”) to all Other Stockholders and such Other Stockholders have the right to participate in the contemplated sale or redemption by delivering written notice to ACAS and the Corporation within twenty (20) days after the date of delivery of the ACAS Limited Sale Notice. If an Other Stockholder elects to participate in such sale or redemption, such Stockholder will be entitled to sell in the contemplated sale or redemption, at the same price and on the same terms as ACAS is selling Corporation Securities, a number of Corporation Securities of the same type as those being sold by ACAS equal to the product of (i) the quotient determined by dividing the percentage of the type of Corporation Securities being sold (on a Fully Diluted Basis) held by such Other Stockholder by the aggregate percentage of the type of Corporation Securities being sold (on a Fully Diluted Basis) owned by ACAS and such Other Stockholder and (ii) the number of shares of Corporation Securities to be sold in the contemplated sale.
For example, if the ACAS Limited Sale Notice contemplated a sale of 100 shares of Common Stock, and if ACAS was at such time the owner of 30% of the Common Stock (on a Fully Diluted Basis) and if such Other Stockholder who elected to participate owned 20% of the Common Stock (on a Fully Diluted Basis), then ACAS would be entitled to sell 60 shares (30% ÷ 50% x 100 shares) and such Other Stockholder would be entitled to sell 40 shares (20% ÷ 50% x 100 shares).
          (b) In the event that ACAS elects to sell or have redeemed fifty percent (50%) or more of its holdings of any Corporation. Securities (determined on a Fully Diluted Basis) in one transaction or a series of related transactions, it shall provide written notice (an “ACAS Sale Notice”) to all Other Stockholders and such Other Stockholders have the right to participate in the contemplated sale or redemption by delivering written notice to ACAS and the Corporation within twenty (20) days after the date of delivery of the ACAS Sale Notice. If an Other Stockholder elects to participate in such sale or redemption, such Stockholder will be entitled to sell in the contemplated sale or redemption, at the same price and on the same terms as ACAS is selling Corporation Securities up to all of the Corporation Securities owned by such Other Stockholder, as it may elect.
          (c) ACAS will use reasonable commercial efforts to obtain the agreement of the prospective transferee(s) to the participation of each other participating Other Stockholder in the contemplated sale and will not Transfer any Corporation Securities to the prospective transferee(s) if such transferee(s) refuses to allow the participation of each Other Stockholder electing to participate in such transaction. In the event of the sale of multiple types of Corporation Securities (including Preferred Stock), the value to be paid thereunder with regard to any particular class of securities will be assigned in the following manner:
     (i) all outstanding notes will be valued at their full outstanding principal amount plus all accrued and unpaid interest, prepayment premiums and other fees and costs;
     (ii) all shares of Preferred Stock will be valued at their liquidation value plus, without duplication, accrued and unpaid dividends;
     (iii) the remaining value will be allocated next to any Warrants included in such sale, pro rata at their respective Fair Market Value; and
     (iv) any remaining value will then be allocated pro rata among shares of Common Stock (on a Fully Diluted Basis, excluding any Warrants).

          (d) The rights granted under this Section 3.5 shall not apply in the case of any Transfer by ACAS to an Affiliate of ACAS, or in connection with any Financing Conveyance.
          (e) If ACAS elects to sell the Warrants, the tag-along rights described in this Section 3.5 will apply as though ACAS had elected to sell the Common Stock underlying such Warrants.
          3.6 Drag-Along Rights. For so long as ACAS shall continue to own Corporation Securities, ACAS shall have the right to require the Other Stockholders (i) to agree to and to sell all of their Corporation Securities and any rights to acquire Corporation Securities that they may own on the same terms and conditions as ACAS proposes to sell all of its Corporation Securities as reflected in a written notice provided to such Other Stockholders by ACAS and (ii) as stockholders of the Corporation, to vote for a Sale Transaction proposed or endorsed by ACAS in writing and approved by the Board of Directors. The obligations of the Other Stockholders with respect to such sale of Corporation Securities or Sale Transaction are subject to the conditions that, (i) upon the consummation of such sale or Sale Transaction, all of the holders of each class of Corporation Securities will receive (subject to the sentence below) the same form and amount of consideration per share in respect of such class of Corporation Securities and (ii) no holder of Corporation Securities shall be required to incur indemnification obligations in connection with such sale or Sale Transaction other than (x) pro rata obligations with respect to representations, warranties and agreements of or regarding the Corporation (which in no event shall exceed the sales proceeds received by such holder) or (y) obligations in connection with representations, warranties and indemnification in respect of title of such Stockholder to its Corporation Securities and other matters related to the legality of such transfer by such Stockholder. In connection with any such sale or Sale Transaction, each holder of vested options or Warrants may elect to exercise such options or Warrants and participate in such sale or Sale Transaction as a holder of Common Stock.
          3.7 No Transfer in Contravention of this Agreement. Any attempted Transfer of shares of Corporation Securities other than in accordance with this Agreement shall be null and void and the Corporation shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of shares of Corporation Securities pursuant to any such Transfer.
ARTICLE 4
LEGENDS ON CERTIFICATES
          4.1 During the term of this Agreement, each certificate or instrument representing Corporation Securities subject to this Agreement shall bear the following legends on its face, or upon the reverse side thereof, appropriately completed, which legends shall likewise be endorsed upon all stock certificates representing shares of the Corporation’s capital stock that shall hereafter be issued and which are subject to this Agreement:

“THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS AND NEITHER [THESE SECURITIES] [THIS WARRANT, SUCH SECURITIES] NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”
“THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [WARRANT] ARE SUBJECT TO THE CONDITIONS ON TRANSFER SPECIFIED IN THE STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER [  ], 2005, BY AND AMONG THE CORPORATION AND THE STOCKHOLDERS OF THE CORPORATION. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF WITHOUT CHARGE.”
ARTICLE 5
CERTAIN PUT RIGHTS OF EMPLOYEE STOCKHOLDERS
          5.1 Put Rights. Subject to the limitations provided herein, including the Corporation’s prior rights pursuant to Article 6, any Employee Stockholder may elect to have the Corporation redeem all or less than all of such holder’s Incentive Stock by tendering a Put Notice within ninety (90) days after (a) the Employee Stockholder’s death (in which case the Put Notice may be delivered by the Employee Stockholder’s Estate) or Disability, (b) the termination of the Employee Stockholder other than for Cause or (c) resignation by the Employee Stockholder for Good Reason. The Corporation shall honor the Put Notice pursuant to this Section 5.1 within thirty (30) days of delivery by payment in cash of the Fair Market Value of the Incentive Stock, unless performance by the Corporation is suspended by Section 5.3 or limited by Section 5.4 herein. If performance by payment in cash does become so suspended, then the Corporation shall, unless prohibited by Section 5.3, deliver a Promissory Note for the suspended amount and shall make payment thereunder to the extent consistent with Sections 5.3 and 5.4 until payment is made in full, and shall accelerate payment thereunder to the extent permitted under Sections 5.3 and 5.4. For purposes of this Article 5, Fair Market Value of the Incentive Stock shall be determined as of the date an Employee Stockholder or his/her Estate delivers a Put Notice to the Corporation.
          5.2 Retained Shares; Successor to Employee Stockholder. Any of the Incentive Stock not purchased by the Corporation pursuant to Article 5 or Article 6 shall remain subject to Article 3 hereof.

          5.3 Put Limitations. The rights of redemption available to the holders of Incentive Stock pursuant to this Article 5 shall at all times be subject to limitations under the Delaware General Corporation Law and any requirement under any outstanding Debt Instrument of the Corporation or any Subsidiary (without regard to whether the holder of or lender under such Debt Instrument is a Stockholder or an Affiliate thereof) limiting the Corporation’s right to make payment under this Article 5 during a default or an event of default thereunder (or its Subsidiaries’ ability to make distributions to the Corporation for such purpose). Nothing herein shall require the Corporation to honor a Put Notice if such would result in a violation of law or any such Debt Instrument, as determined in the good faith judgment of the Board of Directors. At such time as redemption is permitted (a) under the Debt Instruments described in this Section 5.3, and (b) without violation of law, the Corporation shall make payment of any suspended payment obligation in Section 5.1 (whether in cash or by issuance of Promissory Notes, as required by Section 5.1).
          5.4 Maximum Redemption Amount. The Corporation shall be obligated to redeem in cash no more than $250,000 (the “Maximum Redemption Amount”) of Incentive Stock annually, whether pursuant to this Article 5 or pursuant to Article 6; provided, that, only the applicable annual principal payment obligations under any Promissory Note issued or proposed to be issued for any amount of the purchase price of Incentive Stock shall be included in calculating the Maximum Redemption Amount.
          5.5 Status of Redeemed Shares. Incentive Stock redeemed pursuant to this Article 5 shall no longer be deemed to be outstanding (except when such Incentive Stock is pledged as security for a Promissory Note), and all rights of the holders thereof as stockholders of the Corporation with respect to those shares redeemed (except the right to receive the redemption price from the Corporation) shall cease. Upon surrender of the certificates for Incentive Stock so redeemed, the Corporation shall pay to the holder thereof the applicable redemption price as aforesaid. All redemption rights applicable to Incentive Stock shall cease upon the redemption of such stock. Such Incentive Stock shall, if reissued by the Corporation, be without a legend designating it as Incentive Stock.
          5.6 Lapse of Rights. An Employee Stockholder’s rights pursuant to this Article 5 shall lapse with respect to any Incentive Stock Transferred in connection with or after a Partial Termination.
ARTICLE 6
CERTAIN CALL RIGHTS OF THE
CORPORATION FROM EMPLOYEE STOCKHOLDERS
          6.1 Call Rights Generally. Each Employee Stockholder agrees that, in the event that his or her employment with the Corporation or any Subsidiary shall terminate, any or all Corporation Securities owned by him or her, his or her Estate or any of his or her Permitted Transferees, whether now owned or subsequently acquired, may be purchased by the Corporation on the terms and conditions set forth in this Agreement as follows:

     (i) in the case of an Employee Stockholder who (a) is terminated for Cause or (b) voluntarily terminates his or her employment before the date that is three (3) years (or any other date set forth in any employment or similar agreement between the Corporation or any Subsidiary and an Employee Stockholder) from the date hereof without Good Reason, for an aggregate purchase price equal to the Discounted Value; or
     (ii) in the case of an Employee Stockholder whose employment terminates for any reason other than as set forth in (i) above, for an aggregate purchase price equal to the then Fair Market Value.
To exercise its option set forth in Section 6.1, the Corporation shall deliver a written notice to the applicable Employee Stockholder setting forth the number of Corporation Securities to be purchased and the applicable purchase price thereof, and the date on which such purchase is to be consummated, which date shall be not less than fifteen (15) days or more than thirty (30) days after the date of such notice. Such right may be exercised by the Corporation with respect to an Employee Stockholder at any time prior to 180 days after the termination of such Employee Stockholder’s employment.
          6.2 Call as a Result of a Competitive Act. Each Employee Stockholder agrees that, in the event that (a) the Corporation does not elect to exercise its right to purchase the Corporation Securities owned by him or her, his or her Estate or any of his or her Permitted Transferees upon termination of his or her employment pursuant to Section 6.1 and (b) such Employee Stockholder engages in a Competitive Act at any time prior to the expiration of the applicable Non-Compete Period, any or all of such Employee’s Corporation Securities, whether now owned or subsequently acquired, may be purchased by the Corporation for an aggregate purchase price equal to the Discounted Value. To exercise its option set forth in this Section 6.2, the Corporation shall deliver a written notice to the applicable Employee Stockholder setting forth the amount of Corporation Securities to be purchased, that the purchase is pursuant to Section 6.2, and the date on which such purchase is to be consummated. Such rights may be exercised by the Corporation at any time prior to 180 days after the Non-Compete Period of such Employee Stockholder.
          6.3 Call Limitation. The purchase of Corporation Securities by the Corporation referred to in Section 6.1 and Section 6.2 shall be suspended at any time when purchase by the Corporation is prohibited pursuant to (a) the Delaware General Corporation Law or (b) any requirement under any outstanding Debt Instrument of the Corporation or any Subsidiary (without regard to whether the holder of or lender under such Debt Instrument is a Stockholder or an Affiliate thereof) limiting the Corporation’s right to make payment under this Article 6 during a default or an event of default thereunder (or its Subsidiaries’ ability to make distributions to the Corporation for such purpose). Such purchase will be reinstated at such time as it may occur in accordance with (a) and (b) hereof.
          6.4 Payment. (a) Upon consummation of a sale made in accordance with Section 6.1 or 6.2 hereof, the Corporation shall deliver payment to the Stockholder in cash,

unless performance by the Corporation is suspended under Section 6.3. If performance by payment in cash does become so suspended under Section 6.3, then the Corporation shall deliver, unless prohibited by Section 6.3, a Promissory Note for the suspended amount and shall make payment thereunder to the extent consistent with Section 6.3 until payment is made in full, and shall accelerate payment to the extent permitted under Section 6.3. At such time as redemption is permitted (i) under the Debt Instruments described in Section 6.3 and (ii) without violation of law, the Corporation shall make payment of any suspended payment obligation in Section 6.1 or 6.2 (whether in cash or by issuance of Promissory Notes as required hereby).
          (b) When payment is made in full in cash or by the delivery of a Promissory Note upon any sale to the Corporation hereunder, the Stockholder shall deliver the certificate evidencing the Corporation Securities being sold, duly endorsed for transfer, free and clear of any lien or encumbrance, with all required federal and state documentary stamps and transfer taxes prepaid or provided for. Upon full payment therefor, any Corporation Securities purchased by the Corporation pursuant to this Article 6 shall be retired and shall have the status of authorized but unissued capital stock.
          6.5 Key Man Life Insurance.
          (a) The Corporation may (but need not) apply for, obtain and maintain, at its sole cost and expense, a life insurance policy on the life of any individual Stockholder, and a policy of disability insurance as to any Employee Stockholder, which policy or policies shall name the Corporation and/or any applicable third-party lender to the Corporation or any Subsidiary as beneficiaries in an amount not to exceed the purchase price of such Stockholder’s Corporation Securities. The amount of such insurance may be increased or decreased by the Corporation to reflect fluctuations in the Fair Market Value of such Corporation Securities. Each individual Stockholder agrees to submit himself or herself for physical examinations, execute and complete all necessary questionnaires and consents, and cooperate with the Corporation to obtain the insurance described herein.
          6.6 Fair Market Value Determinations. For purposes of this Article 6, Fair Market Value of an Employee Stockholder’s Corporation Securities shall be determined as of the date the Corporation delivers notice to an Employee Stockholder that it intends to exercise its rights under this Article 6 with respect to such Employee Stockholder’s Corporation Securities.
          6.7 Lapse of Rights. An Employee Stockholder’s Corporation Securities Transferred in connection with or after a Partial Termination in a bona fide arm’s length transaction shall thereupon cease to be subject to this Article 6.
ARTICLE 7
RIGHTS OF FIRST OFFER
          7.1 Sale of Securities. If the Corporation, after the date of this Agreement, authorizes the issuance and sale of any shares of capital stock or any securities containing options or rights to acquire any shares of capital stock (other than (a) shares or other securities issued in connection with an underwritten public offering, (b) shares or other securities issued in exchange for the securities or assets of another person as a party to an acquisition of a business as a going concern, (c) shares or other securities issued or sold to parties that are (i) strategic partners in connection with a commercial relationship with the Corporation or (ii) providing the Corporation with equipment leases, real property leases, loans, credit lines, guarantees of indebtedness, cash price reductions or similar transactions under arrangements approved by the Board of Directors, (d) shares or other securities issued (i) upon the conversion of securities outstanding on the date hereof or (ii) upon the conversion of convertible securities, the exchange of exchangeable securities or the exercise of any options, warrants or other rights if either the issuance of such convertible or exchangeable securities or such options, warrants or rights was subject to the rights of first offer granted pursuant to this Section 7.1 or was exempted from the application of this Section 7.1, (e) options or other securities issued under any equity compensation plan maintained by the Corporation for the benefit of employees of the Corporation, or (f) securities issued as dividends payable-in-kind on preferred stock), the Corporation will offer to sell to each Other Stockholder a portion of such securities equal to the percentage determined by dividing (i) the number of shares of Corporation Securities (on a Fully Diluted Basis) (without duplication) then held by each Other Stockholder by (ii) the number of shares of Common Stock outstanding (on a Fully Diluted Basis). Other Stockholders will be entitled to purchase such stock or securities at the same price and on the same terms as such stock or securities are to be offered to any other Person, and shall agree to observe and comply with the same representations, warranties, covenants and other terms and provisions to which such other Persons are subject, all as described in the written notice provided by the Corporation pursuant to this Section 7.1 (it being understood that the Other Stockholders shall execute and deliver such documents as the Corporation may reasonably require to evidence such agreement). Each Other Stockholder must exercise its purchase rights within twenty (20) days after receipt of written notice from the Corporation describing in reasonable detail the stock or securities being so offered, the purchase price thereof, the payment terms and such Other Stockholder’s percentage allotment (or, if shorter, the period during which other Persons to whom the shares or other securities will be issued are permitted to elect whether or not to acquire such shares or other securities). Upon the expiration of such period, the Corporation will be free to sell such stock or securities that such Other Stockholders have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to purchasers thereof than those offered to the Other Stockholders. Any stock or securities offered or sold by the Corporation after such 90 day period (or the portion thereof specified above) must be reoffered to each Other Stockholder pursuant to the terms of this Section 7.1.
          7.2 Convenience Sale. For convenience of administration, the Corporation may offer and sell to third parties the shares of capital stock or other securities subject to the purchase rights under. Section 7.1 without first offering such shares or other securities to the Other Stockholders, so long as the Other Stockholders are given the opportunity to purchase their proportionate percentages of such shares or other securities within forty-five (45) days after the close of such sale.

          7.3 Termination. The provisions of Section 7.1 shall terminate upon the consummation of a Partial Termination.
ARTICLE 8
REGISTRATION RIGHTS
          8.1 Piggyback Registration. (a) Whenever the Corporation proposes to register any of its securities for an underwritten offering under the Securities Act, if the registration statement proposed to be used by the Corporation is not a registration statement on Form S-4 or S-8 (or any substitute form for comparable purposes that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or an offering of securities solely to the Corporation’s existing security holders and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Corporation will give prompt written notice to all Stockholders holding Registrable Securities with respect of the proposed offering at least thirty (30) days before the initial filing with the Commission of such registration statement, and offer to include in such filing such Registrable Securities as any such holder may request. Each such holder of Registrable Securities desiring to have Registrable Securities registered under this 8.1 shall advise the Corporation in writing within fifteen (15) days after the date of receipt of such notice from the Corporation, setting forth the amount of such Registrable Securities for which registration, is requested. Subject to 8.1(c), the Corporation shall thereupon include in such filing the number of Registrable Securities for which registration is so requested, and shall use its reasonable best efforts to effect registration under the Securities Act of such Registrable Securities.
          (b) The Registration Expenses of the holders of Registrable Securities will be paid by the Corporation in all Piggyback Registrations to the extent provided in 8.5.
          (c) (i) If a Piggyback Registration is an underwritten primary registration on behalf of the Corporation and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Corporation, the Corporation will include in such registration: (A) first, the securities the Corporation proposes to sell and (B) second, the Registrable Securities and any other securities requested to be included in such registration, pro rata among the holders of such Registrable Securities and ACAS on the basis of the number of shares owned by each such holder.
     (ii) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Corporation’s securities, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Corporation will include in such registration (A) first, any securities requested to be included in such registration by ACAS or its successors and assigns, whether requested hereunder or under any other agreement providing ACAS with registration rights, (B) second, the Registrable Securities requested to be included in such registration and not described in clause (A), pro rata among the holders of such securities on the basis of the number of shares owned by each such holder, and (C) third, other securities requested to be included in such registration.
          (d) If the managing underwriters in either an underwritten primary or secondary registration advise the Corporation in writing that in their opinion the relationship to the Corporation (i.e., as officers, directors or stockholders) of the selling stockholders holding Registrable Securities requested to be included in the registration statement will adversely effect an orderly sale of Corporation Securities within a price range acceptable to the Corporation or the holders initially requesting such registration, the Corporation may exclude from such registration such amount up to all of such Registrable Securities of such selling stockholders as the managing underwriters determine are desirable to complete such an orderly sale.
          8.2 Demand Registration. (a) If, at any time after the Corporation has filed any registration statement under the Securities Act or the Securities Exchange Act, except with respect to registration statements filed on Form S-8 or any successor form, the Corporation receives a written request by ACAS, its successors or assigns (each, a “Demanding Holder”) to effect the registration under the Securities Act of shares of Registrable Securities of the Corporation (a “Demand Registration”), the Corporation shall follow the procedures described in this Section. Thereupon, the Corporation shall, as expeditiously as possible, use its best reasonable efforts to effect the registration on a form of general use under the Securities Act of the shares it has been requested to register in such initial request and in any response to such notice given to the Corporation within twenty (20) days after the Corporation’s giving of such notice; provided, however, that the Corporation shall not be required to effect a Demand Registration if more than two Demand Registrations have been undertaken. The Corporation may not be required to effect a registration pursuant to this Section during the first 180 days after the effective date of any registration statement filed by the Corporation under Section 8.1 if the Demand Holders have been afforded the opportunity to register in such registration all or a majority of their Registrable Securities. The Corporation may include in any registration under this Section any other shares of Registrable Securities (including issued and outstanding shares of stock as to which the holders thereof have contracted with the Corporation for “piggyback” registration rights) so long as the inclusion in such registration of such shares will not, in the opinion of the managing underwriter of the shares of the stockholder or stockholders first demanding registration (if the offering is underwritten), interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the stock sought to be registered by such demanding stockholder or stockholders pursuant to this Section.
          (b) In addition to the registration rights provided in Section 8.1 and 8.2(a) above, if at any time the Corporation is eligible to use Commission Form S-3 (or any successor form) for registration of secondary sales of Registrable Securities, any single Stockholder of Registrable Securities holding two percent (2%) or more of the Common Stock, on a Fully Diluted Basis, may request in writing that the Corporation register shares of Registrable Securities on such form or any successor form. Upon receipt of such request, the Corporation will promptly notify all such holders of Registrable Securities in writing of the receipt of such request and each such holder may elect (by written notice sent to the Corporation within thirty (30) days of receipt of the Corporation’s notice) to have its Registrable Securities included in such registration pursuant to this Section 8.2. Thereupon, the Corporation will, as soon as practicable, use its best efforts to effect the registration on Form S-3 of all Registrable Securities that the Corporation has so been requested to register by such holders for sale. The Corporation will use its best efforts to maintain the effectiveness of any such registration statement and to qualify and maintain its qualification for eligibility to use Form S-3 for such purposes. The Corporation shall not be required to effect more than two (2) registrations pursuant to this Section 8.2.
          8.3 Lock-Up. (a) Each holder of Registrable Securities agrees not to effect any Public Sale or distribution (including sales pursuant to Rule 144) of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to and the 90 day period (or such longer period, not to exceed 90 additional days, as the managing underwriter shall require) beginning on the effective date of the registration statement relating to any underwritten Piggyback Registration or Demand Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.
          (b) The Corporation agrees (i) not to effect any Public Sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the sixty (60) day period beginning on the effective date of any underwritten Piggyback Registration or Demand Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to use its commercially reasonable efforts to cause each holder of at least ten percent (10%) (on a Fully Diluted Basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, purchased from the Corporation at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any Public Sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.
          8.4 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered as permitted by and pursuant to this Agreement, the Corporation will use reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation will use its reasonable best efforts to:
          (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective;

          (b) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each prospectus subject to completion) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
          (c) use reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdictions, (iii) consent to general service of process in each such jurisdiction or (iv) undertake such actions in any jurisdiction other than the states of the United States of America and the District of Columbia);
          (d) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Corporation will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, however, that each seller shall, immediately upon receipt of any notice from the Corporation of the happening of any event of the kind described in this paragraph (d), forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the seller has received copies of the supplement or amendment prepared in accordance with this paragraph (d) and, if so directed by the Corporation, each seller shall deliver to the Corporation all copies, other than permanent file copies then in the seller’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;
          (e) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed and, if not so listed, to be quoted on the Nasdaq Stock Market and, if quoted on the Nasdaq Stock Market, use its best efforts to secure designation of all such Registrable Securities covered by such registration statements as a Nasdaq Stock Market “national market system security” within the meaning of Rule 11Aa2-1 of the Commission;
          (f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);
          (h) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;
          (i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Corporation’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act (which may be achieved by, among other things, compliance with the conditions of Rule 158 thereunder);
          (j) permit any holder of Registrable Securities which holder, in its judgment, might be deemed to be an underwriter or a controlling person of the Corporation, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Corporation in writing, which in the reasonable judgment of such holder and its counsel should be included; and
          (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Corporation will use its reasonable best efforts promptly to obtain the withdrawal of such order. If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Corporation and if in its sole and exclusive judgment such holder is or might be deemed to be a controlling person of the Corporation, such holder shall have the right to require (i) to the extent permitted by law, the insertion therein of language, in form and substance satisfactory to such holder and presented to the Corporation in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Corporation’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Corporation, (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder;provided that such holder shall furnish to the Corporation an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Corporation.

          8.5 Expenses. All expenses incident to the Corporation’s performance of or compliance with this Article 8, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Corporation and all independent certified public accountants and other Persons retained by the Corporation (all such expenses, excluding underwriting discounts and commissions, being herein called “Registration Expenses”), will be borne by the Corporation. All fees for separate counsel and for seller underwriting discounts and commissions will be borne by the sellers of the securities sold pursuant to the registration.
          8.6 Indemnification. (a) The Corporation agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or prospectus subject to completion or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or other violation by the Corporation of the Securities Act of 1933 or other laws relating to such registration, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Corporation will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.
          (b) In connection with any registration statement in which a holder of Registrable Securities is participating pursuant to the provisions of this Agreement, each such holder will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and will indemnify the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or prospectus subject to completion or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder, provided that in no event will the indemnity provided for in this Section 8.6(b) exceed the gross proceeds from the offering received by the indemnifying holder.
          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Corporation also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Corporation’s indemnification is unavailable for any reason.
          8.7 Requirements for Underwritten Offerings. No Person may participate in any registration hereunder that is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Corporation or the underwriters other than representations and warranties regarding such holder and such holder’s intended method of distribution.
ARTICLE 9
EQUITABLE REMEDIES
          9.1 The Corporation Securities are agreed to be unique, and recognizing that the remedy at law for any breach or threatened breach by a party hereto of the covenants and conditions set forth herein would be inadequate, and further recognizing that any such breach or threatened breach would cause immediate, irreparable and permanent damage to the parties, the extent of which would be impossible or difficult to ascertain, the parties hereto agree that in the event of any such breach or threatened breach, and in addition to any and all remedies at law or otherwise provided herein, any party hereto may specifically enforce the terms of this Agreement and may obtain temporary and/or permanent injunctive relief (including a mandatory injunction) without the necessity of proving actual damage or the lack of an adequate remedy at law, and, to the extent permissible under applicable rules of provision and statutes, a temporary injunction may be granted immediately upon the commencement of any suit hereunder regardless of whether the breaching party or parties have actually received notice thereof. Such remedy shall be cumulative and not exclusive, and shall be in addition to any other remedy or remedies available to the parties.
ARTICLE 10
BOARD OF DIRECTORS
          10.1 Board of Directors Composition. The Board shall initially consist of three (3) directors. ACAS shall have the right to nominate one director who shall initially be Robert Klein. The Chief Executive Officer of the Corporation, who is Thomas Logan on the date hereof, also shall be a director. The Board shall have the right to nominate an additional director, who shall initially be Donald Hartman. Pursuant to Article II, Section 2(a) of the Bylaws of the Corporation, the Corporation must at all times maintain a Board of five (5) directors with two (2) vacancies, subject to filling such vacancies as further provided in this Section. If at any time there is an “Event of Default” under any Debt Instrument of the Corporation or any subsidiary as to which American Financial Services, Inc. (“ACFS”) serves as agent for the lender or note purchaser thereunder, ACFS shall have the right to nominate two (2) directors to fill the vacancies on the Board. In addition, if at any time ACAS exercises its right to convert its Preferred Stock into Common Stock in sufficient shares such that it thereafter owns a majority of the Class A Voting Common Stock, ACAS shall have the right to nominate two (2) directors to fill the vacancies on the Board.
          10.2 Agreement to Vote. All of the Stockholders agree to vote their shares of Common Stock (and the Corporation agrees to vote, and to cause each Subsidiary to vote, shares of voting stock in its direct subsidiaries) in any election of directors for such nominees designated pursuant to this Article 10 or for removal of any director designated to be removed (i) by ACAS with respect to any director who was designated for appointment by ACAS pursuant to this Article 10, (ii) without further action, in the case of the resignation or termination of employment of the Chief Executive Officer or (iii) by the Board with respect to the director designated for appointment by the Board pursuant to this Article 10.
          10.3 Confidentiality Duties. Notwithstanding the fiduciary duties of directors regarding the Corporation’s confidential information under the Delaware General Corporation Law, any director designated by ACAS shall be and is hereby authorized to disclose to ACAS confidential information of the Corporation to the extent such disclosure is in furtherance of ACAS’s administration of its investment in the Corporation in the ordinary course of its business.
ARTICLE 11
ENABLING PROVISION
          11.1 The provisions of this Agreement shall be binding upon all holders of Corporation Securities issued subsequent hereto and shall be binding upon all subsequent holders of Corporation Securities whether now or hereafter issued and outstanding. The Corporation shall, upon further issuance or Transfer of any Corporation Securities (including as a result of the exercise of any option agreements), require the holder(s) of such newly issued or Transferred Corporation Securities to enter into a counterpart copy of this Agreement, and shall include the restrictive legends set forth in Article 4 upon any such newly issued or Transferred Corporation Securities, and such new holder(s) shall be deemed “Stockholders” (and, as appropriate, “Other Stockholders” and “Employee Stockholders”) for all purposes of this Agreement. For such purposes, any transferee from ACAS of Corporation Securities shall be considered to have the same rights and obligations hereunder as did ACAS with regard to such Corporation Securities;provided; however, that any transferee from ACAS shall not have any right to appoint a director or directors.
ARTICLE 12
TERMINATION OF AGREEMENT
          12.1 Events of Termination. This Agreement shall automatically terminate upon the happening of any of the following events: (a) the affirmative vote of ACAS plus the affirmative vote of the holders of not less than fifty-one percent (51%) of the Common Stock subject to this Agreement, other than Common Stock owned by ACAS or (b) the registration under the Securities Act of shares of Common Stock, provided that Article 8 and Article 10 shall survive any termination pursuant to clause (b) hereof where less than 50% of the shares of Common Stock then outstanding are registered.
          12.2 Transfer of All Securities. Upon the permitted Transfer by any Stockholder, executor or other entity of all Corporation Securities owned or held by him, her or it and, upon payment of any consideration to which such Stockholder is entitled, such Stockholder shall have no further rights or privileges under this Agreement or otherwise be entitled to the benefits hereof. However, such Transfer shall not relieve a Stockholder, his or her executor or his, her or its successors or assigns from liability hereunder in the event of a breach by any such Stockholder of his, her or its duties hereunder prior to such Transfer.
ARTICLE 13
MISCELLANEOUS PROVISIONS
          13.1 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall serve as an original of the party executing the same, but all of which shall constitute but one and the same Agreement.
          13.2 Binding Agreement. This Agreement shall be binding upon the parties hereto, their heirs, administrators, executors, successors and assigns, and the parties hereto do covenant and agree that they themselves and their heirs, executors, administrators, successors and assigns will execute any and all instruments, releases assignments, and consents that may be required of them in accordance with the provisions of this Agreement.

          13.3 Headings. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.
          13.4 Singular and Plural. As used herein, the singular shall include the plural, the plural refer to the singular and any use of the male or female gender shall include the other gender, all wherever the same shall be applicable and when the context shall admit or require.
          13.5 Enforceability. The invalidity or enforceability of any particular provision of this Agreement shall not affect the enforceability of or invalidate the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions had never been part hereof and were omitted herefrom.
          13.6 Waivers. Any waiver, permission, consent or approval of any kind or nature by any party hereto, of any breach or default under this Agreement, or any waiver of any provision of this Agreement by any party hereto, must be in writing and shall be effective only in the specific instance and for the specific purpose given, and shall be effective only to the extent in such writing specifically set forth, and the same shall not operate or be construed as a waiver of any subsequent breach, default, provision or condition of this Agreement by any party hereto, including the party to whom originally given.
          13.7 Amendments. Other than as provided in Section 12.1, this Agreement may only be amended, modified or revoked in whole or in part by a writing signed by (a) ACAS, (b) the holders of not less than fifty-one percent (51%) of the Common Stock subject to this Agreement, other than Common Stock owned by ACAS and (c) the Corporation. Notwithstanding the foregoing, no amendment or modification of this Agreement which adversely affects the rights of any Stockholder in a manner which is disproportionate to the manner in which all other Stockholders (other than ACAS) are treated shall be adopted without the prior written consent of such Stockholder. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all other agreements, whether oral or written, relating to such subject matter, by and between the parties hereto.
          13.8 Notices. Any notice required or permitted hereunder shall be given in writing, addressed to the notice recipient at the address shown in the stock records of the Corporation. If the Corporation is the notice recipient, the notice shall be sent to the Corporation’s Secretary at the Corporation’s headquarters address, with a copy to (a) American Capital Strategies, Ltd., Two Bethesda Metro Center, 14th Floor, Bethesda, MD 20814, Attention: Compliance Officer, (b) American Capital Strategies, Ltd., 461 Fifth Avenue, 25th Floor, New York, NY, 10153, Attention: Robert Klein, Managing Director and Principal and Brian Graff, Principal and (c) Weil, Gotshal and Manges LLP, 767 Fifth Avenue, New York, NY 10153, Attention: Christopher K. Aidun, Esq. The notice shall be sent by United States Certified Mail, postage prepaid, return receipt requested, by Federal Express or other nationally or internationally recognized overnight parcel delivery service for next day delivery; or by hand delivery with a receipt confirmation requested. Notice given in accordance with this paragraph shall be presumed to have been delivered and received three (3) days after mailing if sent by United States Mail, one day after delivery to FedEx or equivalent if sent for next day delivery; and on the day of delivery if hand delivered or given by telecopy, but such notice will not be effective unless the notice provider obtains a machine generated confirmation of receipt.
          13.9 Renewals. Reference to this Agreement herein shall include any amendment or renewal hereof.
          13.10 Governing Law. This Agreement shall be deemed to be a contract governed by the laws of the State of Delaware and shall for all purposes be construed in accordance with the laws of such state, without reference to the conflicts of laws provisions thereof.
          13.11 Effectiveness. This Agreement shall be and become effective in general as of the date of execution hereof by the Corporation and ACAS. It shall be effective as to each subsequent signatory upon its signature hereto.
* * *

          IN WITNESS WHEREOF, the parties have caused this Stockholders Agreement to be executed, by their duly authorized officers or agents where applicable, as of the same day and year first above written.

GLOBAL MONITORING SYSTEMS, INC.

By:	/s/ Thomas D. Logan Name: Thomas D. Logan
Title:

AMERICAN CAPITAL STRATEGIES, LTD.

By:	Name: Todd Wilson
Title:

/s/ Thomas D. Logan

Thomas D. Logan

Philippe Destenbert

Michael S. Wilson
SIGNATURE PAGE TO GMS STOCKHOLDER AGREEMENT

          IN WITNESS WHEREOF, the parties have caused this Stockholders Agreement to be executed, by their duly authorized officers or agents where applicable, as of the same day and year first above written.

GLOBAL MONITORING SYSTEMS, INC.

By:	Name: Thomas D. Logan
Title:

AMERICAN CAPITAL STRATEGIES, LTD.

By:	/s/ Todd Wilson
Name: Todd Wilson
Title:

Thomas D. Logan

Philippe Destenbert

Michael S. Wilson
SIGNATURE PAGE TO GMS STOCKHOLDER AGREEMENT

          IN WITNESS WHEREOF, the parties have caused this Stockholders Agreement to be executed, by their duly authorized officers or agents where applicable, as of the same day and year first above written.

GLOBAL MONITORING SYSTEMS, INC.

By:
Name: Thomas D. Logan
Title:

AMERICAN CAPITAL STRATEGIES, LTD.

By:
Name: Todd Wilson
Title:

Thomas D. Logan

Philippe Destenbert

/s/ Michael S. Wilson

Michael S. Wilson
SIGNATURE PAGE TO GMS STOCKHOLDER AGREEMENT

EXECUTION COPY
EXHIBIT A
COMPETITIVE ACTS
          1. Confidentiality. Employee Stockholder shall not, during the term of Employee Stockholder’s employment with the Corporation or at any time thereafter, directly or indirectly, divulge, use, furnish, disclose, exploit or make available to any person or entity, whether or not a competitor of the Corporation, any Unauthorized disclosure of Confidential Information. All references herein to “the Corporation” shall be deemed to include its Subsidiaries.
          As used herein, the term:
          (a) “Confidential Information” shall mean trade secrets, confidential or proprietary information, and all other information, documents or materials, relating to, owned, developed or possessed by the Corporation, whether in tangible or intangible form. Confidential Information includes, but is not limited to, (i) financial information, (ii) products, (iii) product and service costs, prices, profits and sales, (iv) new business, technical or other ideas, proposals, plans and designs, (v) business strategies, (vi) product and service plans, (vii) marketing plans and studies, (viii) forecasts, (ix) budgets, (x) projections, (xi) computer programs, (xii) data bases and the documentation (and information contained therein), (xiii) computer access codes and similar information, (xiv) source code, (xv) know-how, technologies, concepts and designs, including, without limitation, patent applications, (xvi) research projects and all information connected with research and development efforts, (xvii) records, (xviii) business relationships, methods and recommendations, (xix) existing or prospective client, customer, vendor and supplier information (including, but not limited to, identities, needs, transaction histories, volumes, characteristics, agreements, prices, identities of individual contacts, and spending, preferences or habits), (xx) training manuals and similar materials used by the Corporation in conducting its business operations, (xxi) skills, responsibilities, compensation and personnel files of Corporation employees, directors and independent contractors, (xxii) competitive analysis, (xxiii) contracts with other parties, and (xxiv) other confidential or proprietary information that has not been made available to the general public by the senior management of the Corporation. Confidential Information shall not include information that (I) is or becomes generally available to the public through no act or omission on the part of Employee Stockholder, (II) is hereafter received on a non-confidential basis by Employee Stockholder from a third party who has the lawful right to disclose such information, or (III) Employee Stockholder is required to disclose pursuant to court order or law.
          (b) “Unauthorized” shall mean: (i) in contravention of the policies or procedures of the Corporation; (ii) otherwise inconsistent with any measures taken by the Corporation to protect its interests in the Confidential Information; (iii) in contravention of any lawful instruction or directive, either written or oral, of a director, officer or employee of the

Corporation empowered to issue such instruction or directive; (iv) in contravention of any duty existing under law or contract; or (v) to the detriment of the Corporation.
          Employee Stockholder further agrees to take all reasonable measures to prevent unauthorized persons or entities from obtaining or using Confidential Information. Promptly upon termination, for any reason, of Employee Stockholder’s employment with the Corporation, Employee Stockholder agrees to deliver to the Corporation all property and materials within Employee Stockholder’s possession or control which belong to the Corporation or which contain Confidential Information.
          2. Non-Competition; Non-Solicitation.
          (a) During the term of Employee Stockholder’s employment with the Corporation and during the Non-Compete Period, whenever the same shall occur and for whatever reason, Employee Stockholder will not, directly or indirectly:
     (i) engage, anywhere in the Restricted Area, whether such engagement be as an individual, officer, director, proprietor, employee, partner, member, investor (other than solely as a holder of less than two percent (2%) of the outstanding capital stock of a corporation whose shares are publicly traded on a national securities exchange or through a national market system), creditor, consultant, advisor, sales representative, agent or other participant, in a Restricted Business; or
     (ii) make any statements or perform any acts intended to advance the interest of any person engaged in or proposing to engage in a Restricted Business in any way that could injure the interests of the Corporation.
          (b) During the Non-Compete Period, Employee Stockholder shall not:
     (i) directly or indirectly hire, offer to hire, divert, entice away, solicit or in any other manner persuade, or attempt to do any of the foregoing (each, a “Solicitation”), any person or entity who is an officer, employee, agent or consultant of the Corporation to accept employment with a third party or engage in a Solicitation with respect to any person or entity who is, or was, at any time within six months prior to the Solicitation, an officer, employee, agent or consultant of the Corporation to work for a third party engaged in a Restricted Business or to engage in any of the activities hereby prohibited with respect to Employee Stockholder under Sections 2(a)(i) or (ii) above, or subparagraph (ii) below, or
     (ii) directly or indirectly solicit, divert, entice away or in any other manner persuade, or attempt to do any of the foregoing, (A) any actual or prospective customer of the Corporation to become a customer of any third party engaged in a Restricted Business or (B) any customer or supplier to cease doing business with the Corporation with respect to the Restricted Business.

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          (c) Because it is impossible to know which business or operations Employee Stockholder will participate in during Employee Stockholder’s employment by the Corporation, Employee Stockholder agrees that a reasonable definition of “Restricted Business” shall mean any business or operations engaged in or planned to be engaged in by the Corporation during Employee Stockholder’s employment with the Corporation. Employee Stockholder also acknowledges that the Restricted Business is international in scope. Accordingly, Employee Stockholder agrees that the “Restricted Area” shall be the entire world.

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SCHEDULE A
Stockholders

					Shares of Class A	Shares of Class B
					Common Stock Upon	Common Stock Upon
					Exercise of	Exercise of
	Shares of Class A	Shares of Class B	Shares of Series	Shares of Series	Warrants and	Warrants and	Employee
Name	Common Stock	Common Stock	A-1 Preferred Stock	A-2 Preferred Stock	Options	Options	Stockholder Yes/No
ACAS	0	42,032	677,426	70,000	0	421,294	No
Thomas D. Logan	987	0	920	0	15,551	4,063	Yes
Philippe Destenbert	0	695	0	0	0	20,924	No
Antony Besso*	0	2,500	0	0	0	0	Yes
Michael S. Wilson	0	33	458	0	4,046	1,124	Yes

*	Antony Besso’s Class B Common Stock represent securities that will be purchased upon consummation of the transactions contemplated by the Master Restructuring Agreement and Plan of Merger.